Exhibit 10.28

INTANGIBLE ASSIGNMENT

THIS INTANGIBLE ASSIGNMENT dated as of September 30, 2007, by COMPUTER CONTACT SERVICE, INC., a California corporation (the "Assignor") in favor of PARK STAFFING SERVICES, LLC, a California limited liability company (the "Assignee").

WHEREAS, the Assignor has entered into an Asset Purchase Agreement, dated as of March 30, 2007 (the "Purchase Agreement"), pursuant to which the Assignor is obligated to transfer certain of its business assets to the Assignee; and

WHEREAS, the Assignor desires to transfer, convey and assign to Assignee the intangible assets of the Assignor which are included in the "Purchased Assets," as defined in the Purchase Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby conveys, transfers and assigns to the Assignee, as of 5:01 P.M. (PDT) on September 30, 2007, all of the Assignor's right, title and interest in, to all of the Assets of the Assignor, as defined in the Purchase Agreement, including, without limitation, all intangible property (collectively, the "Transferred Assets").

Other than as specifically stated in this Intangible Assignment or in the Purchase Agreement, the Assignor is not transferring, conveying or assigning any right or interest in or to any of the Retained Assets, as defined in the Purchase Agreement.

The Assignor agrees that it will, at the request the Assignee, execute and deliver to the Assignee all other and further instruments necessary to vest in the Assignee full title, right and interest in or to the Transferred Assets.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized member to execute this Intangible Assignment on the day and year first above written.

COMPUTER CONTACT SERVICE, INC., a California corporation

by: /s/ Stan Harper

Stan Harper, President